                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         INDUSTRIAL IMAGING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

            ---------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

            ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ---------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

            ---------------------------------------------------------------

         5) Total fee paid:

            ---------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1)  Amount previously paid:

             -----------------------------

         2)  Form, Schedule or Registration Statement No:

             -----------------------------

         3)  Filing party:

             -----------------------------

         4)  Date Filed:

             -----------------------------

                              * PRELIMINARY COPY *

                         INDUSTRIAL IMAGING CORPORATION
                           ONE LOWELL RESEARCH CENTER
                                847 ROGERS STREET
                                LOWELL, MA 01852
                                 (978) 937-5400

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 23, 1998

                              --------------------

         The Annual Meeting of Stockholders of Industrial Imaging Corporation (the "Company") will be held at the Company's offices, located at One Lowell Research Center, 847 Rogers Street, Lowell, Massachusetts 01852 on October 23, 1998 at 10:00 a.m., for the purpose of considering and acting upon the following matters:

         1.   To elect the Board of Directors;

         2. To amend the Company's By-laws to provide (i) staggered terms for the Company's Board of Directors, and (ii) that subsequent amendment of the By-laws with respect to the classification of Directors require the prior approval of at least 75% of the Company's voting stock, and (iii) that the removal of any or all of the Company's Board of Directors by stockholders shall be only for cause;

         3. To ratify the adoption of an amendment to the 1995 Stock Option Plan to increase by 100,000 the aggregate number of shares of Common Stock authorized for issuance thereunder;

         4.   To appoint BDO Seidman, LLP, as auditors for the Company; and

         5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Pursuant to the provisions of the Company's By-laws, the Board of Directors has fixed the close of business on August 26, 1998 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

         Stockholders who do not expect to be present in person at the Annual Meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person or if you revoke the proxy prior to the Annual Meeting.

                                   By Order of the Board of Directors



                                   Juan J. Amodei
                                   Secretary
September 28, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                         INDUSTRIAL IMAGING CORPORATION
                           ONE LOWELL RESEARCH CENTER
                                847 ROGERS STREET
                                LOWELL, MA 01852
                                 (978) 937-5400

                              --------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Industrial Imaging Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on October 23, 1998, and at any adjournment or adjournments thereof (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

         The Board of Directors has fixed August 26, 1998 as the record date for determining stockholders who are entitled to vote at the Meeting. At the close of business on August 26, 1998, there were outstanding and entitled to vote 10,890,201 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Company's Common Stock, $.01 par value per share (the "Common Stock"), is necessary to constitute a quorum at the Meeting. Therefore, holders of not less than 5,445,100 shares of Common Stock must be present in person or by proxy for there to be a quorum. Shares of Common Stock represented by all proxies received, including proxies that withhold authority for the election of directors and/or abstain from voting on the ratification of the accountants, as well as "broker non-votes", discussed below, count toward establishing the presence of a quorum.

         The election of directors will be determined by a plurality of the shares voted affirmatively or negatively at the Annual Meeting. The other proposals to be voted upon by the stockholders of the Company requires the vote of a majority of the Common Stock present and voting at the Annual Meeting for passage. Votes withheld from any nominee, abstentions and broker non-votes (which result when a broker holding shares for a beneficial holder has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted as present or represented for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions and broker non-votes have no effect on whether a proposal has been approved.

         This Proxy Statement and the accompanying proxy are being mailed on or about September 28, 1998 to all stockholders entitled to notice of and to vote at the Meeting.

         The Company's Form 10-KSB and Form 10-KSB/A for the fiscal year ended March 31, 1998, are being mailed to stockholders with the mailing of this Notice and Proxy Statement.

                              SECURITIES OWNERSHIP

         The following table sets forth, as of August 26, 1998, the ownership of the Company's Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                                            NUMBER OF
                                                                             SHARES       APPROXIMATE
                                                                          BENEFICIALLY   PERCENTAGE OF
NAME OF BENEFICIAL OWNER(2)                                                   OWNED       OWNERSHIP(1)
---------------------------                                               ------------   -------------
Shaiy Pilpel, Ph.D. (3)(4)                                                  5,000,000       38.79%

Imprimus Investors, LLC  (3)(4)                                             5,000,000       38.79%

Imprimus SB, LP (3)(4)                                                      5,000,000       38.79%

Wexford Spectrum Investors, LLC (3)(4)                                      5,000,000       38.79%

Harry Hsuan Yeh, Ph.D. (5)                                                  1,535,563       14.10%

Centennial Technologies, Inc. (6)                                           1,625,000       14.79%

Juan J. Amodei, Ph.D. (7)                                                     905,714        8.18%

Massachusetts Technology Development Corporation (8)                          929,749        8.35%

Polaroid Corporation (9)                                                      827,228        7.43%

Massachusetts Community Development Finance Corporation (10)                  675,931        6.11%

Charles Broming (10)(11)                                                      675,931        6.11%

Shirley Hsin-Hui Wang (12)                                                    342,400        4.72%

Joseph A. Teves (13)                                                          263,896        2.42%

Joseph Bordogna, Ph.D. (14)                                                    85,013           *

All Officers and Directors as a group (9 persons)                           8,530,717       60.07%
(1)(2)(3)(4)(5)(7)(10)(11)(13)(14)(15)

---------------
 *    Indicates less than 1%.

(1) The number of shares of Common Stock issued and outstanding on August 26, 1998, was 10,890,201. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at August 26, 1998, plus shares of Common Stock subject to options held by such person at August 26, 1998 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2) The address for Drs. Amodei, Bordogna and Yeh and Mr. Teves is c/o Industrial Imaging Corporation, 847 Rogers Street, Lowell, Massachusetts 01852. The address for Massachusetts Technology Development Corporation is 148 State Street, Boston, Massachusetts 02109. The address for Centennial Technologies is 7 Lopez Road, Wilmington, Massachusetts 01887. The address for Polaroid Corporation is 549 Technology Square, Cambridge, Massachusetts 02139. The address for Mr. Broming and Massachusetts Community Development Corporation is 10 Post Office Square, Suite 1090, Boston, Massachusetts 02109. The address for Shirley Wang is c/o Mr. Howard Yao, 2895 North Beverly Glen Boulevard, Los Angeles, California 90077.

      The address for Dr. Pilpel, Imprimus Investors, LLC, Imprimis SB, LP and Wexford Spectrum Investors, LLC, is c/o Wexford Management, LLC, 411 West Putnam Avenue, Greenwich, Connecticut, 06830.

(3) Includes warrants to purchase 2,000,000 shares of Common Stock at exercise prices ranging from $1.00 to $2.00 per share. Excludes options to purchase 5,000 shares of Common Stock at an exercise price of $1.00 per share.

(4) Dr. Pilpel, a director of the Company, is also an investment officer of Imprimus Investors, LLC, Imprimis SB, LP and Wexford Spectrum Investors, LLC. As such, Dr. Pilpel retains voting control over shares owned by Imprimis Investors, LLC.

(5) Excludes warrants to purchase 248,145 shares of Common Stock at an exercise price of $1.00 per share and options to purchase 5,000 shares of Common Stock at an exercise price of $1.00 per share.

(6) Includes warrants to purchase 95,000 shares of Common Stock at an exercise price of $1.00 per share.

(7) Includes (i) warrants to purchase 108,729 shares of Common Stock with an exercise price of $1.00 (ii) options to purchase 32,000 shares of Common Stock at an exercise price of $.20 per share; and (iii) options to purchase 40,000 shares of Common Stock at an exercise price of $1.00. Excludes warrants to purchase 206,245 shares of Common Stock at an exercise price of $1.00 per share, and options to purchase 50,000 shares of Common stock at $1.00 per share.

(8) Includes (i) warrants to purchase 250,007 shares of Common Stock at an exercise price of $1.00. Excludes warrants to purchase 180,380 shares of Common Stock at an exercise price of $1.00 per share.

(9) Includes warrants to purchase 250,028 shares of Common Stock at an exercise price of $1.00 per share.

(10) Includes warrants to purchase 280,790 shares of Common Stock with exercise price of $1.00 per share. Excludes warrants to purchase 32,040 shares of Common Stock at an exercise price of $1.00 per share and options to purchase 5,000 shares of Common Stock at an exercise price of $1.00 per share.

(11) Mr. Broming, a director of the Company, is also an Investment Officer of the Massachusetts Community Development Finance Corporation. As such, Mr. Broming retains voting control over the shares owned by the Massachusetts Community Development Finance Corporation.

(12) Excludes warrants to purchase 88,100 shares of Common Stock exercisable at $1.00 per share.

(13) Excludes (i) warrants to purchase 28,470 shares of Common Stock at an exercise price of $1.00 per share (ii) warrants to purchase 14,675 shares of Common Stock at an exercise price of $1.00 per share (iii) 4,510 shares issuable upon exercise of outstanding warrants granted to Mr. Teves' adult son, to purchase 4,510 shares of Common Stock at an exercise price of $1.00 per share and (iv) and options to purchase 5,000 shares of Common Stock at an exercise price of $1.00 per share.

(14) Excludes warrants to purchase 63,135 shares of Common Stock at an exercise price of $1.00 per share and options to purchase 5,000 shares of Common Stock at an exercise price of $1.00 per share.

(15) Includes (i) 10,800 shares issuable upon exercise of the vested portion of options to purchase 12,400 shares of Common Stock at an exercise price of $.20 per share and 6,400 shares issuable upon exercise of the vested portion of an option to purchase 34,000 shares of Common Stock at an exercise price of $1.00 per share held by Michael Chase, the Company's Vice President of Manufacturing and Field Service; (ii) 15,600 shares issuable upon exercise of the vested portion of an option to purchase 17,600 shares of Common Stock at an exercise price of $.20 per share and 11,800 shares issuable upon exercise of the vested portion of an option to purchase 38,000 shares of Common Stock at an exercise price of $1.00 per share held by Richard J. Royston, the Company's Vice President of Research; and (iii) 20,000 shares issuable upon exercise of the vested portion of an option to purchase 60,000 shares of Common Stock at an exercise price of $1.00 per share held by Bryan Gleason, the Company's former Chief Financial Officer.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age for each of the nominees for director of the Company.

                                    TERM
DIRECTOR                           EXPIRES          AGE                    POSITION WITH COMPANY
--------                           -------          ---                    ---------------------
Juan J. Amodei, Ph.D. (Class I)     2001             64       Chief Executive Officer, President, Secretary and
                                                              Chairman of the Board of Directors

Joseph Bordogna, Ph.D. (Class I)    2001             64       Director

Charles G. Broming (Class II)       1999             48       Director

Joseph A. Teves (Class II)          1999             49       Director

Harry Hsuan Yeh, Ph.D. (Class III)  2000             81       Director

Shaiy Pilpel, Ph.D. (Class III)     2000             46       Director

The following is a brief summary of the background of the directors and executive officers named above:

         JUAN J. AMODEI, PH.D., 64, has served as the Chief Executive Officer, Chairman of the Board of Directors, President and Secretary of Industrial Imaging since December 1996. Dr. Amodei has served as Chairman of the Board, Chief Executive Officer, President and Secretary of Triple I since October 1992. From September 1986 to October 1992, Dr. Amodei served as Chairman of the Board of AOI Systems, Inc., a spin-off of Itek Optical Systems, where Dr. Amodei served as President from March 1976 to August 1986. Dr. Amodei holds a Bachelor of Science degree from Case Institute of Technology and both a Masters in Electrical Engineering and a Ph.D. in Electrical Engineering from the University of Pennsylvania. Dr. Amodei is a former Trustee of the University of Pennsylvania and Chairman of the Board of Overseers of the School of Engineering and Applied Science.

         JOSEPH BORDOGNA, PH.D., 64, has served as a member of Industrial Imaging's Board of Directors since December 1996. He has served as a member of Triple I's Board of Directors since April 1993. Dr. Bordogna is presently Acting Deputy Director and Chief Operating Officer of the National Science Foundation ("NSF"), having served at NSF as Director of Engineering from 1991 to 1996. He is also the International President of the Institute of Electrical and Electronics Engineers. From 1981 to 1990, Dr. Bordogna was Dean of the School of Engineering and Applied Science at the University of Pennsylvania, and continues to hold the position of Dean of Engineering Emeritus and Alfred Fitler Moore Professor of Engineering . Dr. Bordogna also serves as a Director of University City Science Center, a regional science and technology transfer park located in Philadelphia, Pennsylvania, chairs the Board of Directors of Weston, Inc. a privately held comprehensive environment company located in West Chester, Pennsylvania, and is President-elect of the Institute of Electrical and Electronic Engineers. Dr. Bordogna received a Bachelor of Science degree and Ph.D. in electrical engineering from the University of Pennsylvania and a Master of Science degree in electrical engineering from the Massachusetts Institute of Technology.

         CHARLES G. BROMING, 48, has served as a member of Industrial Imaging's Board of Directors since December 1996. He has served as a Director of Triple I since February 1996. Mr. Broming is presently an Investment Officer for the Massachusetts Community Development Finance Corporation ("CDFC"), a state owned corporation that provides financing for businesses in financially distressed communities within Massachusetts. Prior to joining CDFC in 1994, Mr. Broming was a business consultant for Recoll Management Corporation, a privately held company that specializes in the recovery and collection of distressed loans. From 1990 to 1991, Mr. Broming ran CGB Associates, an independent management consulting business. Mr. Broming received a Bachelor of Arts degree from University of California, Riverside and a Master in Business Administration degree from University of Michigan, Ann Arbor.

         JOSEPH A. TEVES, 49, has served as a member of Industrial Imaging's Board of Directors since December 1996. He has served as a member of Triple I's Board of Directors since May 1994. In January 1997, Mr. Teves joined Separation Technologies, Inc. as Chairman and Chief Executive Officer. Separation Technologies, Inc. is a closely held company which processes minerals. From 1988 through 1996, Mr. Teves was the President of Distrigas Corporation, a privately held company located in Everett, Massachusetts engaged in the import, export and distribution of liquid natural gas. Mr. Teves has also served as a Director of the New England Gas Association since 1989 and has served as a management consultant to companies within the gas industry. Mr. Teves holds a degree in Business Administration from the Massachusetts State College at Salem.

         HARRY HSUAN YEH, PH.D., 81, has served as a member of Industrial Imaging=s Board of Directors since December 1996. Dr. Yeh has served as a member of Triple I's Board of Directors since 1992. Dr. Yeh is Chairman of Sinonar Corporation, a Taiwanese company founded by Dr. Yeh in 1982 engaged in the manufacture of amorphous silicon devices and solar cells. Dr. Yeh is a graduate of Chai-Tung University in China and holds a Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

         SHAIY PILPEL, PH. D., 46, has served as a member of Industrial Imaging's Board of Directors since November 1997. Dr. Pilpel currently serves as a Senior Vice President of Wexford Management LLP, an investment banking firm. From 1995 to 1996, Dr. Pilpel was a managing Director of Canadian Imperial Bank of Commerce where he headed the Mortgage Arbitrage and Quantitative Strategies proprietary trading group and prior to that, was a portfolio manager for Steinhardt Partners. Dr. Pilpel received a Bachelor of Science degree in philosophy from the Tel Aviv University, a Masters of Science degree in Mathematics from the Hebrew University in Jerusalem, a Ph.D. in Statistics from the University of California at Berkeley and an M.B.A. from Columbia University. Dr. Pilpel is a retired Lieutenant from the Israel Defense Force.

BOARD AND COMMITTEE MEETINGS

         The Company established an Audit Committee and a Compensation Committee in 1997. No meetings of these committees were held in 1998.

         The Audit Committee was established to provide the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee intends to review the effectiveness of the auditors during the annual audit, discuss the Company's internal control policies and procedures and consider and recommend the selection of the Company's independent accountants. The Audit Committee is currently comprised of Messrs. Teves and Broming.

         The Compensation Committee was established to provide recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is currently comprised of Messrs. Pilpel, Teves and Bordogna.

         During the year ended March 31, 1998, the Board of Directors held three meetings. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Directors who are not employees of the Company or its affiliates receive no cash compensation, but do receive reimbursement of out-of-pocket expenses for attendance at each such meeting.

         In addition, non-employee directors receive an option, at the beginning of each director's one-year term, to purchase 5,000 shares of the Company's Common Stock. Such options have an exercise price equal to the fair market value of the Company's Common Stock at the time of their grant.

         The following table sets forth the annual and long-term compensation awarded or paid to or earned by the Company's Chief Executive Officer. No other executive officer of the Company received compensation in excess of $100,000 for the fiscal years ended 1998, 1997 and 1996. The Chief Executive Officer is referred to herein as the "Named Executive Officer."


                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                          ANNUAL COMPENSATION                            COMPENSATION AWARDS
                                          -------------------                      ---------------------------------
                                                                                   SECURITIES
                                                                                     UNDER
                                                                                    WRITING
                                              SALARY    BONUS     OTHER ANNUAL      OPTIONS           ALL OTHER
   NAME & PRINCIPAL POSITION      YEAR(1)     ($)(3)     ($)   COMPENSATION($)(2)     (#)         COMPENSATION($)(4)
   -------------------------      -------     ------     --    ------------------   ---------     ------------------
Juan J. Amodei..................   1998      $110,500     _          $8,400         50,000             $2,010
  Chairman and Chief
  Executive Officer
Juan J. Amodei .................   1997      $110,500     _          $4,200         40,000                --
Juan J. Amodei..................   1996      $ 55,250     _          $8,400            --                 --

(1) Triple I Corporation changed its year end to March 31; therefore, Fiscal Year for 1996 constitutes the six month period from October 1, 1995 to March 31, 1996.

(2) This amount is comprised entirely of an automobile allowance.

(3) Amounts shown indicate cash compensation earned and received by Named Executive Officer. The Named Executive Officer participates in group health and other benefits generally available to all employees of the Company.

(4) Amounts shown represent the Company's matching contributions made under its 401(k) plan on behalf of the Named Executive Officer.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning the grant of stock options made during the fiscal year ended March 31, 1998 to the Named Executive Officer.

                            NUMBER OF         % OF TOTAL                                  POTENTIAL REALIZABLE
                           SECURITIES           OPTIONS                                     VALUE AT ASSUMED
                           UNDERLYING         GRANTED TO                                     RATES OF STOCK
                             OPTIONS           EMPLOYEES        EXERCISE OR                PRICE APPRECIATION
                             GRANTED           IN FISCAL        BASE PRICE    EXPIRATION     FOR OPTION TERM
       NAME                  (#)(a)             YEAR(b)           ($/Sh)         DATE        5% ($)/10% ($)
       ----                 --------           ---------         --------     ----------      ---------------

Juan J. Amodei...........    50,000              25.8%            $1.00        10/3/07       $28,212/69,862


(a) Options to acquire shares of Common Stock of the Company granted pursuant to the Company's 1995 Stock Option Plan, as amended. Options granted vest 20% upon each anniversary date of the date of grant. Options terminate ten years after the grant date, subject to earlier termination in accordance with the Plan and the applicable option agreement. The Board of Directors has the right to accelerate the date of exercise of any option, provided that, the Board may not accelerate the exercise of any option if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Internal Revenue Code. All options are exercisable at a price equal to the fair market value of the Common Stock of the Company on the date of the grant.

(b) Based on a total of 193,700 options granted during the fiscal year ended March 31, 1998.


EMPLOYMENT CONTRACT, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENT

         Effective as of October 13, 1995, the Company entered into an employment agreement (the "Agreement") with Juan J. Amodei. The Agreement provides for an annual base salary of $110,500 each year through December 31, 1998. The Agreement also provides for vacation, insurance, and certain other benefits as may be determined by the Compensation Committee or the Company's Board of Directors. Dr. Amodei is entitled to receive benefits offered to the Company's employees generally. Under the Agreement, Dr. Amodei is entitled to terminate his employment at any time after giving the Company three (3) months notice. The Company is entitled to terminate Dr. Amodei's employment with or without cause. In the event his employment is terminated by the Company without cause, Dr. Amodei is entitled to receive severance (the "Severance Benefits"). The Severance Benefits consist of the continued payment of Dr. Amodei's current annual base salary and the continued provision of Dr. Amodei's then-current benefits package for one (1) year following such termination without cause.

         In the event of a Change in Control in the Company, Dr. Amodei will receive severance payments as provided in the Agreement. A Change in Control is defined generally as: the acquisition by an individual, entity or group of beneficial ownership of 50% or more of the outstanding shares of Common Stock or the sale or disposition of all or substantially all of the assets of the Company.

         In the event of a Change in Control during the term of an Agreement or any renewal or extension thereof, and if, within nine (9) months of a Change of Control, (i) Dr. Amodei's duties are reduced, or (ii) Dr. Amodei decides to terminate his employment, or (iii) Dr. Amodei is terminated by the Company, then Dr. Amodei is entitled to receive: (x) an amount equal to his Base Salary for a period of one (1) year, payable in a lump sum and the continuation of the then-current benefits package for one (1) year; and (y) the immediate removal of all loan guarantees and the repayment of all loans placed by Dr. Amodei on behalf of or for the benefit of the Company. Certain additional provisions also apply.

         The Agreement also contains non-competition provisions for a period of one (1) year following termination, a confidentiality provision and an ownership provision in the Company's favor for techniques, discoveries and inventions arising during the term of employment. The Agreements provide for automatic three-year renewals after the initial term expires on December 31, 1998.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In November 1997, Imprimis purchased three million shares of the Common Stock at $1.00 per share. As part of the transaction, the Company also issued warrants to purchase one million shares of Common Stock at $1.00 per share through November 12, 2002, and issued warrants to purchase one million shares of Common Stock at $2.00 per share through November 12, 2002. The investor was granted demand registration rights starting six months from the closing date for both the Common shares purchased and the warrants granted. In addition, the investor holds a seat on the board of directors.

         In November 1997, the Company offered a 50% discount of the exercise price to all warrantholders of the Company's Common Stock for a specified period of time, which has expired. Warrantholders exercised warrants to purchase 1,187,406 shares of Common Stock at prices from $.25 per share to $.60 per share. The Company received $252,145 in cash. Dr. Yeh, a director and a 14.1% stockholder of the Company, exercised warrants to purchase

382,474 shares of the Company's Common Stock at $.50 per share, paid in cash. Dr. Bordogna, a director and a .8% stockholder of the Company, exercised warrants to purchase 23,472 shares of the Company's Common Stock at $.50 per share, paid in cash. In addition, certain employees of Schneider Securities, Inc., the Placement Agent for the 1997 Bridge Financing and the 1996 Private Placement exercised warrants to purchase 69,229 shares of the Company=s Common Stock for cash at a price of $.60 per share. The Company also received a promissory note from Dr. Amodei, an officer and director of the Company, for $125,000, interest and principal payable in four years, and which accrues interest at an rate of 8.5% per annum to purchase 500,000 shares at $.25 per share. The stock purchased is pledged as collateral against the note. In addition, Mr. Teves, a director of the Company cancelled a promissory note due from the Company for $100,000 for the exercise of warrants at a total exercise price of $98,480 to purchases 196,961 shares at $.50 per share. The balance of the note payable plus accrued interest will be paid to the noteholder in cash.

         In May 1997, the Company and Centennial, a 14.8% stockholder of the Company, agreed to terminate the Purchasing Agreement. The Company liquidated amounts owed to Centennial under the agreement by paying approximately $132,000 in cash and issuing 600,000 shares of Common Stock to pay off the remaining balance of approximately $1.2 million.

         In May 1997, MTDC, a 6.2% stockholder of the Company, exercised a warrant and purchased 100,014 shares of the Company's Common Stock, at a price of $1.00 per share.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and any national securities exchange on which the Company's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners during the fiscal year ended March 31, 1998 were complied with, except as listed below. The following individuals did not file a Form 4 report for the grant of stock options from the 1995 Stock Option Plan, although such forms were required to be filed on or before November 10, 1997 to report the following events: (1) Juan J. Amodei was granted an option to purchase 50,000 shares; (2) Bryan M. Gleason was granted an option to purchase 10,000 shares; (3) Dr. Harry Yeh was granted an option to purchase 5,000 shares; (4) Dr. Joseph Bordogna was granted an option to purchase 5,000 shares; (5) Joseph A. Teves was granted an option to purchase 5,000 shares; (6) Charles G. Broming was granted an option to purchase 5,000 shares; and (7) Dr. Shaiy Pilpel was granted an option to purchase 5,000 shares. In addition, the following individuals did not file a Form 4 report for the purchase of common stock by exercise of warrants, although such forms were required to be filed on or before December 10, 1997 to report the following events: (1) Juan J. Amodei purchased 500,000 shares; (2) Dr. Harry Yeh purchased 382,474 shares; (3) Dr. Joseph Bordogna purchased 23,742 shares; and (4) Joseph A. Teves purchased 196,961 shares. The Company expects that all such forms will be filed not later than September 30, 1998.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

                              ELECTION OF DIRECTORS

                           (PROPOSAL 1 ON PROXY CARD)

         The Board of Directors currently consists of six members. Directors serve for one-year terms, expiring at each annual meeting of the stockholders.

         If Proposal 2 concerning the classification of the Board of Directors is adopted at the Annual Meeting (see "Proposal 2 - Amendments of By-laws for Staggered Board"), proxies solicited by the Board of Directors will be voted for the election of Juan J. Amodei, Ph.D. and Joseph Bordogna, Ph.D. to Class I of the Company's Board of Directors for renewal terms expiring at the 2001 Annual Meeting of Stockholders; the election of Charles G. Broming and Joseph A. Teves to Class II of the Company's Board of Directors for initial terms expiring at the 1999 Annual Meeting of Stockholders; and the election of Harry Hsuan Yeh, Ph.D. and Shaiy Pilpel, Ph.D. to Class III of the Company's Board of Directors for initial terms expiring at the 2000 Annual Meeting of the Stockholders. If Proposal 2 is not adopted, the proxies solicited by the Board of Directors will be voted for the election of the nominees herein named, each to serve until the 1999 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

         Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JUAN J. AMODEI, PH.D., JOSEPH BORDOGNA, PH.D., AS CLASS I DIRECTORS, CHARLES G. BROMING AND JOSEPH A. TEVES AS CLASS II DIRECTORS, AND HARRY HSUAN YEH, PH.D., AND SHAIY PILPEL, PH.D., AS CLASS III DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                    AMENDMENTS TO BY-LAWS FOR STAGGERED BOARD

                           (PROPOSAL 2 ON PROXY CARD)

         The Board of Directors has approved amendments to Article III, Sections 1 and 3a of the Company's By-laws (i) to classify the Company's Board of Directors into three classes of directors serving staggered three-year terms,
(ii) to provide that subsequent amendment of the By-laws with respect to the classification of directors require the prior approval of at least 75% of the Company's voting stock, and (iii) to require that the removal of any or all of the Company's Board of Directors by stockholders be only for cause. The complete text of Sections 1 and 3, as amended, is provided in Appendix A to this Proxy Statement. The following description of the amendments is qualified in its entirety by reference to Appendix A.

DESCRIPTION OF AND REASONS FOR THE BY-LAW AMENDMENTS

         The By-laws currently provide for a single class of directors, each director elected for a term of office of one year. The By-law amendments submitted for approval in this Proposal 2 would classify the Board of Directors into three classes of directors serving staggered three-year terms. Under the amendments, each director will hold office until his successor is elected and qualified or until his earlier resignation or removal. Initially, Class I directors (Juan J. Amodei, Ph.D. and Joseph Bordogna, Ph.D.) would be elected for a one-year term, Class II directors (Charles G. Broming and Joseph A. Teves) would be elected for a two-year term, and Class III (Harry Hsuan Yeh, Ph.D. and Shaiy Pilpel, Ph.D.) would be elected for a three-year term. Beginning with the 1999 Annual

Meeting, directors so elected would succeed the directors of the class whose term was then expiring, and each newly elected director would serve for a three-year term. At the time the amendments were approved by the Board of Directors, the initial term for the Class I directors expired in 1998; as a result, the term of the Class I directors is described as a "renewal term" in Proposal 1 of this Proxy, expiring in 2001.

         The Company believes that the proposed amendments establishing staggered terms for the election of directors will provide additional continuity to its management by having persons serve on its Board of Directors for a longer period of time, without standing for reelection. However, there have been no problems with continuity of the Board of directors in the past. The Company believes that three-year terms for its directors will be more attractive to a potential director candidate and thus will make available to the Company more candidates.

         While the Company believes the proposed amendments to its By-laws are warranted because of the factors discussed above, the amendments will also make it more difficult to change control of the Company. If there were an attempt by the stockholders to change control of the Company by removing and replacing all or a majority of the Board of Directors, such an attempt will be more difficult if there are staggered terms for the election of directors. Since not all directors will stand for election at a single stockholders meeting, as is the case now, the stockholders desiring to change control would have to vote at multiple meetings in order to do so. It would require at least two annual meetings to remove and replace a majority of the directors of the Company and would require three annual meetings to remove and replace the entire Board of Directors.

         The By-law amendments would also provide that any subsequent amendment of the Company's By-laws with respect to the classification of Directors require the approval of at least 75% of the stockholders entitled to vote. At present, a simple majority of stockholders may vote to enact any amendment of the By-laws, including the amendments that comprise Proposal 2. If Proposal 2 is not enacted by a majority of stockholders, the classification scheme described in the preceding paragraph would not take effect, and future amendment of any provision of the By-laws would require a simple majority vote of the stockholders. Increasing to 75% the stockholder vote required to amend the By-laws with respect to the basic structure and classification of the staggered board of directors will prevent a stockholder with a majority of the Company's stock from avoiding such provisions by simply amending the By-laws to change or delete any or all of these provisions. The Company believes that such a 75% stockholder vote requirement will have an anti-takeover effect by delaying, preventing or impeding a change in control of the Company initiated by an unfriendly bidder for shares of the Company.

         Finally, the By-law amendments require that the removal of any or all of the Company's directors be "for cause." At present, the By-laws include provisions for the removal of directors "with or without cause." The requirement for "for cause" removal of directors is included among the amendments that comprise Proposal 2 because Delaware General Corporation Law Section 141(k)(1) requires that individuals sitting on staggered boards of directors be subject to removal only for cause.

         In accordance with the By-laws, if any vacancies occur in the Board of Directors, or if any new directorships are created, they may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or the By-laws, at which meeting such vacancies will be filled.

         NOTE THAT A VOTE "FOR" THIS PROPOSAL CONSTITUTES APPROVAL OF ALL THREE OF THE FOLLOWING AMENDMENTS TO ARTICLE III, SECTIONS 1 AND 3A OF THE COMPANY'S BY-LAWS: (i) TO CLASSIFY THE COMPANY'S BOARD OF DIRECTORS INTO THREE CLASSES OF DIRECTORS SERVING STAGGERED THREE-YEAR TERMS, (ii) TO PROVIDE THAT SUBSEQUENT AMENDMENT OF THE BY-LAWS WITH RESPECT TO THE CLASSIFICATION OF DIRECTORS REQUIRE THE PRIOR APPROVAL OF AT LEAST 75% OF THE COMPANY'S VOTING STOCK, AND (iii) TO REQUIRE THAT THE REMOVAL OF ANY OR ALL OF THE COMPANY'S BOARD OF DIRECTORS BY STOCKHOLDERS BE ONLY FOR CAUSE. A VOTE "AGAINST" THIS PROPOSAL CONSTITUTES A REJECTION OF ALL THREE AMENDMENTS.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ABOVE-DESCRIBED AMENDMENTS OF THE COMPANY'S BY-LAWS. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


           PROPOSAL TO APPROVE AMENDMENT TO THE 1995 STOCK OPTION PLAN

                           (PROPOSAL 3 ON PROXY CARD)

GENERAL

         In 1995, the Board of Directors authorized, and the Company's stockholders approved, the 1995 Stock Option Plan (the "Plan"), pursuant to which the Company may grant stock options to key employees and consultants of the Company, its subsidiaries and affiliates.

         Pursuant to the Plan, and prior to the vote of the Board of Directors authorizing an increase in the number of shares reserved for issuance under the Plan, 600,000 shares had been reserved for issuance upon the exercise of options granted thereunder. By vote of the Board of Directors of the Company dated as of September 15, 1998, the Plan has been amended to provide that 700,000 shares be reserved for issuance upon exercise of options granted thereunder. A copy of the Stock Option Plan, as amended, is attached as Appendix B.

         By the terms of the Plan, the Plan may be amended by the Board of Directors provided that Stockholder approval is required for any amendment approved by the Board of Directors which increases the number of shares for which options may be granted. The Board believes that the increase by 100,000 in the number of shares reserved for issuance under the Plan is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. This amendment is being submitted for Stockholder approval to ensure continued favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986 (the "Code").

MATERIAL FEATURES OF THE PLAN

         The purpose of the Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The Plan is administered by the Board of Directors. Subject to the provisions of the Plan, the Board of Directors determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan. The Company currently has 35 full-time equivalent employees.

         Options granted under the Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. The Company provides for the automatic grant of 5,000 non-qualified options to non-employee directors of the Company. The automatic grant, which is issued annually on the date of the shareholders' meeting, has a ten year exercise life and vests twenty percent (20%) per year, assuming continued membership on the Board. Non-employee directors nominated pursuant to a contractual obligation are not entitled to such automatic grants. One hundred twenty-seven thousand five hundred (127,500) options were granted during the fiscal year ended
March 31, 1998.

         The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option of the Company may not exceed $100,000. Incentive stock options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of employees holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the Plan may not be granted at an exercise price less than the par value per share of the Common Stock. Incentive stock options granted under the Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except (i) by will or by the laws of decent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option agreement.

         An incentive stock option granted under the Plan may, at the Board of Directors' discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or ninety (90) days after such termination. In granting any non-qualified stock option, the Board of Directors may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Board of Directors shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options may be exercised, to the extent exercisable on the date of death or disability (plus a prorata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability.

         If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock divided on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale or all or substantially all of the Company's assets or otherwise (an "Acquisition"), outstanding options shall be adjusted by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition of securities of the successor or acquiring entity, provided that such adjustments may not be made if they would constitute a "modification" of an Incentive Stock Option (as defined in Section 424 of the Code) or would otherwise cause adverse tax consequences for holders of the options.

OPTION INFORMATION

     The following table sets forth as of August 26, 1998, all options granted pursuant to the Plan to (i) the named executive officers, (ii) all current executive officers of the company as a group, (iii) all current directors of the company who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

         NAME                          TITLE                   NO. OF OPTIONS
         ----                          -----                      GRANTED
                                                               --------------

Juan J. Amodei       President and Chief Executive Officer         50,000

All current executive officers as a group (1 person).............  50,000
All current directors who are not executive officers as a group..  25,000
All employees who are not executive officers as a group (1)...... 312,700

----------
(1)  Net of all canceled options.

    On August 28, 1998, the market value of the company's Common Stock was $0.625, based on the closing price of such Common Stock on that day.

FEDERAL INCOME TAX CONSIDERATIONS

         The following is a description of certain United States federal income tax consequences of the issuance and exercise of options under the Plan:

         Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed or prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

         Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

         The affirmative vote of a majority of the shares voted at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE PLAN TO INCREASE BY 100,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.



                 RATIFICATION OF CHOICE OF INDEPENDENT AUDITORS
                           (PROPOSAL 4 ON PROXY CARD)

         Effective February 9, 1998, Coopers & Lybrand L.L.P. ("Coopers") resigned as the Company's independent auditors.

         Coopers' reports on the financial statements for the Company's most recent fiscal year ended March 31, 1997 ("Fiscal 1997"), the period from October 1, 1995 to March 31, 1996 ("Six Months 1996"), and the year ended September 30, 1995 ("Fiscal 1995") did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Coopers for the fiscal year ended March 31, 1997, contained a modification as to the Company's ability to continue as a going concern. There were no disagreements between the Company and Coopers during Fiscal 1995, Six Months 1996, Fiscal 1997 and the subsequent interim periods on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers, would have caused Coopers to make reference to the subject matter of the disagreements in conjunction with its reports. In addition, Coopers did not advise the Company of any events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B, during Fiscal 1995, Six Months 1996, Fiscal 1997 and the subsequent interim periods.

         The Board of Directors has since appointed BDO Seidman, LLP ("BDO") independent auditors, to audit the books, records and accounts of the Company for the 1998 fiscal year. This selection is being presented to the stockholders for ratification at the Annual Meeting of Stockholders.

          On June 1, 1998, the Company engaged BDO as its new independent auditors for the Company's fiscal year ending March 31, 1998. During the Company's three previous fiscal years and the subsequent interim periods, the Company did not consult with BDO on items which involved (i) the application of accounting principles to a specified transaction, either completed or proposed,
(ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) the subject matter of a disagreement or event set forth in Item 304(a)(1)(iv) of Regulation S-B.

         BDO has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of BDO are not expected to be present at the Annual Meeting of Stockholders.

         Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise. Ratification by the stockholders is not required. If the stockholders do not approve the proposal, the Board of Directors will not change the appointment for fiscal 1999, but will consider the stockholder vote in appointing auditors for fiscal 1999.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                                  OTHER MATTERS

             The Board of Directors does not know of any other matters, which may come before the Annual Meeting of Stockholders. However, if any other matters are properly presented at the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

             All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. No additional compensation will be paid for such solicitation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for out-of-pocket expenses thereby incurred.

                              STOCKHOLDER PROPOSALS

             Any stockholder desiring to present a proposal for consideration at the Company's next Annual Meeting of Stockholders, which is currently scheduled to be held on August 15, 1999, must submit the proposal to the Company so that it is received at the principal executive offices of the Company, One Lowell Research Center, 847 Rogers Street, Lowell, MA 01852, on or before March 15, 1999 for inclusion in the Company's proxy statement and form of proxy related to the meeting. Stockholders who do not wish to include their proposals in such proxy statement and form of proxy but who wish to present proposals at the Company's 1999 Annual Meeting of Stockholders must notify the Secretary of the Company in writing at the Company's principal executive offices no later than June 1, 1999 in order for their proposals to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934, as amended. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.


         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                 By Order of the Board of Directors



                                 Juan J. Amodei
                                 Chairman, Chief Executive Officer and Secretary

September 28, 1998



             A COPY OF THE COMPANY'S FORM 10-KSB AND FORM 10-KSB/A AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO INDUSTRIAL IMAGING CORPORATION, INVESTOR RELATIONS, AT ONE LOWELL RESEARCH CENTER, 847 ROGERS STREET, LOWELL, MA 01852.

                                   APPENDIX A

                                BY-LAW AMENDMENTS
ARTICLE III.  DIRECTORS.

         SECTION 1. GENERAL POWERS, NUMBER, AND TENURE. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these By-laws directed or required to be exercised or performed by the stockholders. The number of directors shall be determined by the Board of Directors; if no such determination is made, the number of directors shall be one.

         The Directors shall be classified, with respect to the duration of the term for which they severally hold office, into three classes (denominated Class I, Class II and Class III) as nearly equal in number as reasonably possible. The Board of Directors shall increase or decrease the number of Directors in one or more classes as may be appropriate whenever it increases or decreases the number of Directors in order to ensure that the three classes shall be as nearly equal in number as reasonably possible. The term of office of the initial Class I Directors shall expire at the annual meeting of stockholders in 1998, the term of office of the initial Class II Directors shall expire at the annual meeting of stockholders in 1999, and the term of office of the initial Class III Directors shall expire at the annual meeting of stockholders in 2000. At each annual meeting of stockholders, beginning in 1998, the successors of the class of Directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. When a Director is elected, such Director's Class shall be identified. A Director elected to fill a vacancy on the Board shall be elected for a term expiring at the annual meeting when the term of a Director in such class would naturally expire. Each Director shall serve and hold office until such Director's successor is elected and qualified, or until such Director's earlier death, resignation or removal.

         Notwithstanding any other provision of these By-laws, the provisions of this Section 1 of this Article III may not be amended except with the prior approval of stockholders owning at least 75% of all issued and outstanding shares of Common Stock eligible to vote at such meeting. (AMENDED BY A VOTE OF THE BOARD OF DIRECTORS OF THE CORPORATION ON NOVEMBER 10, 1997).

    ***

         SECTION 3.        REMOVAL OR RESIGNATION.

         (a) Except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors. For purposes of this Section 3(a), "cause shall mean any action by a director that (i) constitutes fraud, (ii) involves dishonesty or moral turpitude and constitutes a violation of law, (iii) that results in a conviction or a guilty plea to a felony or (iv) that is materially injurious to the financial condition or business of the Corporation." (AMENDED BY A VOTE OF THE BOARD OF DIRECTORS OF THE CORPORATION ON NOVEMBER 18, 1997).

         (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect on delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

                                   APPENDIX B

                       1995 STOCK OPTION PLAN, AS AMENDED



                              TRIPLE I CORPORATION

                             1995 STOCK OPTION PLAN


                                    ARTICLE I
                               PURPOSE OF THE PLAN

         The purpose of this Plan is to encourage and enable employees, consultants, directors and others who are in a position TRIPLE I CORPORATION and of its affiliated corporations upon whose judgment, initiative and efforts the Corporation depends for the successful conduct of its business, to acquire a closer identification of their interests with those of the Corporation by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder, thereby stimulating their efforts on behalf of the Corporation and strengthening their desire to remain involved with the Corporation. Any employee, consultant or advisor designated to participate in the Plan is referred to as a "Participant."

                                   ARTICLE II
                                   DEFINITIONS

         2.1 "Affiliated Corporation" means any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

         2.2 "Award" means an Option granted under Article V.

         2.3 "Board" means the Board of Directors of the Corporation or, if one or more has been appointed, a Committee of the Board of Directors of the Corporation.

         2.4 "Code" means the internal Revenue Code of 1986, as amended from time to time.

         2.5 "Committee" means a Committee of not less than two members of the Board appointed by the Board to administer the Plan.

         2.6 "Corporation" means TRIPLE I CORPORATION a Delaware corporation, or its successor.

         2.7 "Employee" means any person who is a regular full-time or part-time employee of the Corporation or an Affiliated Corporation on or after September 1, 1995.

         2.8 "Incentive Stock Option" ("ISO") means an option which qualifies as an incentive stock option as defined in Section 422 of the Code, as amended.

         2.9 "Non-Qualified Option" means any option not intended to qualify as an Incentive Stock Option.

         2.10 "Option" means an Incentive Stock Option or Non-Qualified Option granted by the Board under Article V of this Plan in the form of a right to purchase Stock evidenced by an instrument containing such provisions as the Board may establish. Except as otherwise expressly provided with respect to an Option grant, no Option granted pursuant to the Plan shall be an Incentive Stock Option.

         2.11 "Participant" means a person selected by the Committee to receive an Award under the Plan.

         2.12 "Plan" means this 1995 Stock Option Plan.

         2.13 "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934, or any successor provision.

         2.14 "Restricted Period" means the period of time selected by the Committee during which an Award may be forfeited by the person.

         2.15 "Stock" means the Common Stock, $.01 par value, of the Corporation or any successor, including any adjustments in the event of changes in capital structure of the type described in Article IX.



                                   ARTICLE III

                           ADMINISTRATION OF THE PLAN



         3.1 ADMINISTRATION BY BOARD. This Plan shall be administered by the Board of Directors of the Corporation. The Board may, from time to time, delegate any of its functions under this Plan to one or more Committees. All references in this Plan to the Board shall also include the Committee or Committees, if one or more have been appointed by the Board. From time to time the Board may increase the size of the Committee or Committees and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee or Committees and thereafter directly administer the Plan. No member of the Board or a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted hereunder.

         If a Committee is appointed by the Board, a majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of Committee members. On or after registration of the Stock under the Securities Exchange Act of 1934, the Board shall delegate the power to select directors and officers to receive Awards under the Plan, and the timing, pricing and amount of such Awards to a Committee, all members of which shall be "disinterested persons" within the meaning of rule 16b-3 under that Act.

         3.2 POWERS. The Board of Directors or any Committee appointed by the Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Corporation. This authority includes, but is not limited to:

     a.       The power to grant Awards conditionally or unconditionally;

     b. The power to prescribe the form or forms of any instruments evidencing Awards granted under this Plan;

     c.       The power to interpret the Plan;

     d. The power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe and rescind regulations for interpretation, management and administration of the Plan;

     e. The power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish;

     f. The power to delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purpose; and

     g. The power to engage the services of persons, companies, or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

         3.3 ADDITIONAL POWERS. In addition, as to each Option to buy Stock of the Corporation, the Board shall have full and final authority in its discretion: (a) to determine the number of shares of Stock subject to each Option; (b) to determine the time or times at which Options will be granted; (c) to determine the option price of the share of Stock subject to each Option, which price shall be not less than the minimum price specified in Article V of this Plan; (d) to determine the time or times when each Option shall become exercisable and the duration of the exercise period (including the acceleration of any exercise period), which shall not exceed the maximum period specified in Article V; (e) to determine whether each Option granted shall be an Incentive Stock Option or a Non-Qualified Option; and
(f) to waive compliance by a Participant with any obligation to be performed by him under an Option, to waive any condition or provision of an Option, and to amend or cancel any Option (and if an Option is cancelled, to grant a new Option on such terms as the Board may specify), except that the Board may not take any action with respect to an outstanding Option that would adversely affect the rights of the Participant under such Option without such Participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Article XI.

         In no event may the Corporation grant an Employee any Incentive Stock Option that is first exercisable during any one calendar year to the extent the aggregate fair market value of the Stock (determined at the time the Options are granted) exceeds $100,000 (under all stock option plans of the Corporation and any Affiliated Corporation); provided, however, that this paragraph shall have no force and effect if its inclusion in the Plan is not necessary for Incentive Stock Options issued under the Plan to qualify as such pursuant to Section 422(d)(1) of the Code.

                                   ARTICLE IV

                                   ELIGIBILITY

         4.1 ELIGIBLE EMPLOYEES. All Employees (including Directors who are Employees) are eligible to be granted Incentive Stock Option and Non-Qualified Option Awards under this Plan.

         4.2 CONSULTANTS, DIRECTORS AND OTHER NON-EMPLOYEES. Any Consultant, Director (whether or not an Employee) and any other Non-Employee is eligible to be granted Non-Qualified Option Awards under the Plan, provided the person has not irrevocably elected to be ineligible to participate in the Plan.

         4.3 RELEVANT FACTORS. In selecting individual Employees, Consultants, Directors and other Non-Employees to whom Awards shall be granted, the Board shall weigh such factors as are relevant to accomplish the purpose of the Plan as stated in Article I. An individual who has been granted an Award may be granted one or more additional Awards, if the Board so determines. The granting of an Award to any individual shall neither entitle that individual to, nor disqualify him from, participation in any other grant of Awards.

                                    ARTICLE V

                               STOCK OPTION AWARDS

         5.1 NUMBER OF SHARES. Subject to the provisions of Article XI of this Plan, the aggregate number of shares of Stock for which Options may be granted under this Plan shall not exceed 700,000 shares. (AMENDED BY A VOTE OF THE BOARD OF DIRECTORS OF THE CORPORATION ON SEPTEMBER 15, 1998). The shares to be delivered upon exercise of Options under this Plan shall be made available, tat the discretion of the Board, either from authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Corporation as treasury shares, including shares purchased in the open market.

         Stock issuable upon exercise of an Option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

         5.2 EFFECT OF EXPIRATION, TERMINATION OR SURRENDER. If an Option under this Plan shall expire or terminate unexercised as to any shares covered thereby, or shall cease for any reason to be exercisable in whole or in part, or if the Corporation shall reacquire any unvested shares issued pursuant to Options under the Plan, such shares shall thereafter be available for the granting of other Options under this Plan.

         5.3 TERM OF OPTIONS. The full term of each Option granted hereunder shall be for such period as the Board shall determine. In the case of Incentive Stock Options granted hereunder, the term shall not exceed ten (10) years from the date of granting thereof. Each Option shall be subject to earlier termination as provided in Sections 6.3 and 6.4 Notwithstanding the foregoing, the term of options intended to qualify as "Incentive Stock Options" shall not exceed five (5) years from the date of granting hereof if such option is granted to any Employee who at the time such Option is granted owns more than ten percent (10%) of the total combined voting power of all classes of Stock of the Corporation.

         5.4 OPTION PRICE. The Option price shall be determined by the Board at the time any Option is granted. In the case of Incentive Stock Options, the exercise price shall not be less than 100% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted (but in no event less than par value), provided that no Incentive Stock Option shall be granted hereunder to any Employee if at the time of grant the Employee, directly or indirectly, owns Stock possessing more than ten percent (100%) of the combined voting power of all classes of Stock of the Corporation and its Affiliated Corporations unless the Incentive Stock Option price equals not less than 110% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted. In the case of Non-Qualified Stock Options, the exercise price shall not be less than par value.

         5.5 FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Corporation's Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Stock on the principal national securities exchange on which the Stock is graded, if the Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Stock on the NASDAQ National Market List, if the Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on the NASDAQ National Market List. However, if the Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Stock in private transactions negotiated at arm's length.

         5.6 NON-TRANSFERABILITY OF OPTIONS. No Option granted under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such Option may be exercised during the grantee's lifetime only by the grantee.

         5.7 FOREIGN NATIONALS. Awards may be granted to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

                                   ARTICLE VI

                               EXERCISE OF OPTION

         6.1 EXERCISE. Each Option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such Option. The Board shall have the right to accelerate the date of exercise of any Option, provided that, the Board shall not accelerate the exercise date of any Incentive Stock Option granted if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code.

         6.2 NOTICE OF EXERCISE. A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. The purchase price can be paid partly or completely in shares of the Corporation's Stock valued at Fair Market Value as defined in Section 5.5 hereof, or by any such other lawful consideration as the Board may determine. Until such person has been issued a certificate or certificates for the shares so purchased and has fully paid the purchase price for such shares, he or she shall possess no rights of a record holder with respect to any of such shares. In the event that the Corporation elects to receive payment for such shares by means of a promissory note, such note, if issued to an officer, director or holder of five percent (5%) or more of the Corporation's outstanding Common Stock, shall provide for payment of interest at a rate no less than the interest rate then payable by the Corporation to its principal commercial lender, or if the Corporation has no loan outstanding to an commercial lender, then the interest rate payable shall equal the prevailing prime rate of interest then charged by commercial banks headquartered in Massachusetts (as determined by the Board of Directors in its reasonable discretion) plus two percent.

         6.3 OPTION UNAFFECTED BY CHANGE IN DUTIES. No Incentive Stock Option (and, unless otherwise determined by the Board of Directors, no Non-Qualified Option granted to a person who is, on the date of the grant, an Employee of the Corporation or an Affiliated Corporation) shall be affected by any change of duties or position of the optionee (including transfer to or from an Affiliated Corporation), so long as he or she continues to be an Employee. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Affiliated Corporation to continue the employment of the optionee after the approved period of absence.

         If the optionee shall cease to be an Employee for any reason other than death, such Option shall thereafter be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that (i) the Board may provide in the instrument evidencing any Option that the Board may in its absolute discretion, upon any such cessation of employment, determine (but be under no obligation to determine) that such accrued purchase rights shall be deemed to include additional shares covered by such Option; and (ii) unless the Board shall otherwise provide in the instrument evidencing any Option, upon any such cessation of employment, such remaining rights to purchase shall in any event terminate upon the earlier of (A) the expiration of the original term of the Option; or (B) where such cessation of employment is on account of disability, the expiration of one year from the date of such cessation of employment and, otherwise, the expiration of three months from such date. For purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

         In the case of a Participant who is not an Employee, provisions relating to the exercisability of an Option following termination of service shall be specified in the Award. If not so specified, all Options held by such Participant shall terminate on termination of service to the Corporation.

         6.4 DEATH OF OPTIONEE. Should an optionee die while in possession of the legal right to exercise an Option or Options under this Plan, such persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any Options theretofore granted, may, unless otherwise provided by the Board in any instrument evidencing any Option, exercise such Options at any time prior to one year from the date of death; provided, that such Option or Options shall expire in all events no later than the last day of the original term of such Option; provided, further, that any such exercise shall be limited to the purchase rights which have accrued as of the date when the optionee ceased to be an Employee, whether by death or otherwise, unless the Board provides in the instrument evidencing such Option that, in the discretion of the Board, additional shares covered by such Option may become subject to purchase immediately upon the death of the optionee.

                                   ARTICLE VII

                          REPORTING PERSON LIMITATIONS

         To the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, and any successor provision, at least six months must elapse from the date of acquisition of an Option by a Reporting Person to the date of disposition of such Option (other than upon exercise) its underlying Common Stock.

                                  ARTICLE VIII

                         TERMS AND CONDITIONS OF OPTIONS

         Options shall be evidenced by instruments (which need not be identical) in such forms as the Board may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Articles V and VI hereof and may contain such other provisions as the Board deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Stock issuable upon exercise of Options. In granting any Non-

Qualified Option, the Board may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to Incentive Stock Options, or to such other termination and cancellation provisions as the Board may determine. The Board may from time to time confer authority and responsibility on one or more of its own members or one or more officers of the Corporation to executive and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

                                   ARTICLE IX

                                  BENEFIT PLANS

         Awards under the Plan are discretionary and are not a part of regular salary. Awards may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation, or an Affiliated Corporation, except as the Board may from time to time expressly provide. Neither the Plan, an Option or any instrument evidencing an Option confers upon any Participant any right to continue as an Employee of, or consultant or advisor to, the Corporation or any Affiliated Corporation or affect the right of the Corporation or any Affiliated Corporation to terminate them at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profits granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Corporation to the Participant by contract or otherwise.

                                    ARTICLE X

                AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Board may suspend the Plan or any part thereof any time or may terminate the Plan in its entirety. Awards shall not be granted after Plan termination. The Board may also amend the Plan from time to time, except that amendments which affect the following subjects must be approved by stockholders of the corporation:

                  (a) Except as provided in Article XI relative to capital changes, the number of shares as to which Options may be granted pursuant to Article V;

                  (b)      The maximum term of Options granted;

                  (c)      The minimum price at which Options may be granted;

                  (d)      The term of the Plan; and

                  (e) The requirements as to eligibility for participation in the Plan.

         Awards granted prior to suspension or termination of the Plan may not be cancelled solely because of such suspension or termination, except with the consent of the grantee of the Award.

                                   ARTICLE XI

                          CHANGES IN CAPITAL STRUCTURE

         The instruments evidencing Options granted hereunder shall be subject to adjustment in the event of changes in the outstanding Stock of the Corporation by reason of Stock dividends, Stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of an Award to the same extent as would affect an actual share of Stock issued and outstanding on the effective date of such change. Such adjustment to outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options, and a corresponding adjustment in the applicable Option price per share shall be made. In the event of any such change, the aggregate number and classes of shares for which Options may thereafter be granted under Section
5.1 of this Plan may be appropriately adjusted as determined by the Board so as to reflect such change.

         Notwithstanding the foregoing, any adjustments made pursuant to this
Article XI with respect to Incentive Stock Options shall be made only after the Board, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock

Options. If the Board determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

         In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as the Board shall determine.

         Except as expressly provided herein, no issuance by the Corporation of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

         No fractional shares shall be issued under the Plan and the optionee shall receive from the Corporation cash in lieu of such fractional shares.

                                   ARTICLE XII

                       EFFECTIVE DATE AND TERM OF THE PLAN

         The Plan shall become effective on September 1, 1995. The Plan shall continue until such time as it may be terminated by action of the Board or the Committee; provided, however, that no Options may be granted under this Plan on or after the tenth anniversary of the effective date hereof.

                                  ARTICLE XIII

       CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS

         The Board, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options, that have not been exercised on the date of conversion, into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an Employee of the Corporation or an Affiliated Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of such Options. At the time of such conversion, the Board or the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board or the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non-Qualified Options, and non such conversion shall occur until and unless the Board or the Committee takes appropriate action. The Board, with the optionee's consent, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

                                   ARTICLE XIV

                              APPLICATION OF FUNDS

         The proceeds received by the Corporation from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

                                   ARTICLE XV

                             GOVERNMENTAL REGULATION

         The Corporation's obligation to sell and deliver shares of Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

                                   ARTICLE XVI

                     WITHHOLDING OF ADDITIONAL INCOME TAXES

         Upon the exercise of a Non-Qualified Option or the making of a Disqualifying Disposition (as defined in Article XVII) the Corporation, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Board in its discretion may condition the exercise of an Option on the payment of such additional withholding taxes.

                                  ARTICLE XVII

               NOTICE TO CORPORATION OF DISQUALIFYING DISPOSITION

         Each Employee who receives an Incentive Stock Option must agree to notify the Corporation in writing immediately after the Employee makes a Disqualifying disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including sale) of such Stock before the later of (a) two years after the date the Employee was granted the Incentive Stock Option or (b) one year after the date the Employee acquired Stock by exercising the Incentive Stock Option. If the Employee has died before such Stock is sold, these holding period requirements do not apply and no Disqualifying disposition can occur thereafter.

                                  ARTICLE XVIII

                           GOVERNING LAW; CONSTRUCTION

         The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware (without regard to the conflict of law principles thereof). In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                         INDUSTRIAL IMAGING CORPORATION

         THIS PROXY IS BEING SOLICITED BY INDUSTRIAL IMAGING CORPORATION'S
                               BOARD OF DIRECTORS

         The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated September 28, 1998 in connection with the Annual Meeting to be held at 10:00 a.m. on Friday, October 23, 1998 at One Lowell Research Center, 847 Rogers Street, Lowell, Massachusetts 01852 and hereby appoints Juan J. Amodei, the attorney and proxy of the undersigned, to vote all shares of the Common Stock of Industrial Imaging Corporation (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is, instructed to vote or act as follows on the proposals set forth in said Proxy.

         THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

         IN HIS DISCRETION THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

         ELECTION OF DIRECTORS (or if any nominee is not available for election, such substitute as the Board of Directors may designate)


         NOMINEES:   CLASS I:    JUAN J. AMODEI, PH.D.    JOSEPH BORDOGNA, PH.D.
                     CLASS II:   CHARLES G. BROMING       JOSEPH A. TEVES
                     CLASS III:  HARRY HSUAN YEH, PH.D.   SHAIY PILPEL, PH.D.

         SEE REVERSE SIDE FOR THE FOUR PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                                              (SEE REVERSE SIDE)

                    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.


         The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

         1.  Election of Directors (See reverse).  FOR [ ]    WITHHELD [ ]


                                   ------------------------------------------
                                   [ ] For all nominees except as noted above.


         2. Proposal to amend the Company's By-laws to provide (i) staggered terms for the Company's Board of Directors, AND (ii) that subsequent amendment of the By-laws with respect to the classification of Directors require the prior approval of at least 75% of the Company's voting stock, AND (iii) that the removal of any or all of the Company's Board of Directors by stockholders shall be only for cause.

                [ ]  FOR        [ ]  AGAINST         [ ]  ABSTAIN


         3. Proposal to ratify the adoption of an amendment to the 1995 Stock Option Plan to increase by 100,000 the aggregate number of shares of Common Stock authorized for issuance thereunder.

                [ ]  FOR        [ ]   AGAINST        [ ]  ABSTAIN


         4. Proposal to appoint, ratify and confirm the selection of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

                [ ]  FOR        [ ]   AGAINST        [ ]  ABSTAIN


                              Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                              Signature: _________________  Date ______________


                              Signature: _________________  Date ______________